SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )
Filed by the Registrant  [ X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement

[  ] Confidential, for Use  of the Commission  Only (as permitted  by
     Rule 14a-6(e)(2))

[ X] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to  Sections 240.14a-11(c) or
     Section 240.14a-12

                           WESTELL TECHNOLOGIES, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X] No fee required

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

     1)   Title of each class of securities to which transaction applies:


     2)   Aggregate number of securities to which transaction applies:


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     4)   Proposed maximum aggregate value of transaction:


     5)   Total fee paid:


[  ] Fee paid previously with preliminary materials

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:


     2)   Form, Schedule or Registration Statement No.:


     3)   Filing Party:

     4)   Date Filed:



                           WESTELL TECHNOLOGIES, INC.
                             750 NORTH COMMONS DRIVE
                             AURORA, ILLINOIS 60504
                                 (630) 898-2500




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                SEPTEMBER 9, 1998





TO THE STOCKHOLDERS:


     The  Annual  Meeting  of  Stockholders of  Westell  Technologies,  Inc.,  a
Delaware corporation (the "Company"), will be held at the Company's Corporate Headquarters, 750 North Commons Drive, Aurora, Illinois on Wednesday, September 9, 1998 at 10:00 a.m. Central Daylight Time for the following purposes:

     1.  To elect eight directors; and

     2. To consider and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on July 24, 1998 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting.

                                   By Order of the Board of Directors



                                   Stephen J. Hawrysz
                                   Vice President,
                                   Secretary, Treasurer and
                                   Chief Financial Officer



August 7, 1998



WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.


                           WESTELL TECHNOLOGIES, INC.
                             750 NORTH COMMONS DRIVE
                             AURORA, ILLINOIS 60504
                                   ___________

                                 Proxy Statement

           Annual Meeting of Stockholders to be held September 9, 1998
                                   ___________


To the Stockholders of
  WESTELL TECHNOLOGIES, INC.:


     This Proxy Statement is being mailed to stockholders on or about August 7, 1998 and is furnished in connection with the solicitation by the Board of Directors of Westell Technologies, Inc., a Delaware corporation (the "Company"), of proxies for the Annual Meeting of Stockholders to be held on September 9, 1998 for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement. If the form of Proxy which accompanies this Proxy Statement is executed and returned, it will be voted. A Proxy may be revoked at any time prior to the voting thereof by written notice to the Secretary of the Company.

     A majority of the outstanding shares entitled to vote at this meeting and represented in person or by proxy will constitute a quorum. With a quorum present at the meeting, the affirmative vote of the holders of a plurality of the shares entitled to vote and represented in person or by proxy at this meeting is required for the election of directors. Accordingly, neither the nonvoting of shares nor withholding authority will affect the election of Directors.

     Expenses incurred in the solicitation of proxies will be borne by the Company. Officers of the Company may make additional solicitations in person or by telephone.

     The Annual Report to Stockholders for fiscal year ended March 31, 1998 ("fiscal 1998") accompanies this Proxy Statement. If you did not receive a copy of the report, you may obtain one by writing to the Secretary of the Company.

     As of July 24, 1998, the Company had outstanding 15,715,744 shares of Class A Common Stock and 20,706,357 shares of Class B Common Stock (collectively, the "Common Stock"), and such shares are the only shares entitled to vote at the Annual Meeting. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to four votes on each matter to be voted upon at the Annual Meeting.

                        SECURITIES BENEFICIALLY OWNED BY
                      PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     Set forth in the following table are the beneficial holdings (and the percentages of outstanding shares represented by such beneficial holdings) as of July 24, 1998 except as otherwise noted, of (i) each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) directors, (iii) each Named Executive Officer (as defined below), and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information provided by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Under Rule 13d-3 of the Exchange Act, persons who have the power to vote or dispose of Common Stock of the Company, either alone or jointly with others, are deemed to be beneficial owners of such Common Stock.


STOCKHOLDERS,                                             NUMBER OF             NUMBER OF         PERCENT OF
NAMED EXECUTIVE                                            CLASS A                CLASS B        TOTAL VOTING
OFFICERS AND DIRECTORS                                  SHARES (1)(2)             SHARES(2)         POWER(3)

Robert C. Penny III . . . . . . . . . . . . . . . .               --             19,527,568 (4)      79.3%
Melvin J. Simon . . . . . . . . . . . . . . . . . .           14,500 (5)         19,739,856 (4)(6)   80.1%
Gary F. Seamans  (7)  . . . . . . . . . . . . . . .          150,644 (8)            966,501           4.1%
Robert H. Gaynor  . . . . . . . . . . . . . . . . .          249,108                     --           *
Curtis L. Benton (9)  . . . . . . . . . . . . . . .          661,474                     --           *
Richard P. Riviere  . . . . . . . . . . . . . . . .            4,800                     --           *
J. William Nelson . . . . . . . . . . . . . . . . .          302,351                     --           *
Marc Zionts . . . . . . . . . . . . . . . . . . . .           38,000                     --           *
Stefan D. Abrams  . . . . . . . . . . . . . . . . .           63,000                     --           *
Michael A. Brunner  . . . . . . . . . . . . . . . .           60,500                     --           *
Paul A. Dwyer . . . . . . . . . . . . . . . . . . .           63,106                     --           *
John W. Seazholtz . . . . . . . . . . . . . . . . .            3,000                     --           *
Ormand J. Wade  . . . . . . . . . . . . . . . . . .           89,285                     --           *
All directors and executive
 officers as a group (14 persons) . . . . . . . . .        1,803,170             19,739,856          82.0%

*  Less than 1%

(1)  Includes options to purchase shares that are exercisable within 60 days  of
     July 24,  1998 as  follows: Mr.  Simon: 7,500 shares;  Mr. Seamans:  45,000 shares;  Mr. Gaynor: 7,500 shares;  Mr. Benton: 4,000  shares; Mr. Riviere:
     4,800 shares; Mr.  Nelson: 26,000  shares; Mr. Zionts:  28,000 shares;  Mr.
     Abrams: 3,000 shares; Mr. Brunner: 3,000 shares; Mr., Dwyer: 63,106 shares;
     Mr. Seazholtz: 3,000 shares; Mr. Wade: 3,000 shares; and all  directors and officers as a group: 247,406 shares.

(2) Holders of Class B Common Stock have four votes per share and holders of Class A Common Stock have one vote per share. Class A Common Stock is freely transferable and Class B Common Stock is transferable only to certain transferees but is convertible into Class A Common Stock on a share-for-share basis.

(3)  Percentage of beneficial ownership is based on 15,715,744 shares of Class A
     Common Stock and 20,706,357 shares of Class B Common Stock outstanding as of July 24, 1998.

(4) Includes 19,541,568 shares of Class B Common Stock held by Messrs. Penny and Simon as Trustees pursuant to a Voting Trust Agreement dated February
     23, 1994,  as amended (the "Voting  Trust"), among Robert C.  Penny III and
     Melvin J. Simon, as trustees (the "Trustees"), and members of the Penny family (as defined in the Voting Trust Agreement) and the Simon family (as defined in the Voting Trust Agreement). The Trustees have joint voting and dispositive power over all shares in the Voting Trust. Messrs. Penny and Simon each disclaim beneficial ownership with respect to all shares held in the Voting Trust in which they do not have a pecuniary interest. The Voting
     Trust contains 6,152,635 shares held for the benefit of Mr. Penny's immediate family and 779,981 shares held for the benefit of Mr. Simon's immediate family. The address for Messrs. Penny and Simon is Melvin J.
     Simon & Associates, Ltd.,  4343 Commerce Court, Suite 114,  Lisle, Illinois
     60532.

(5)  Includes  5,000 shares held  for the benefit  of Stacy L.  Simon, Melvin J.
     Simon's  daughter for  which Mr.  Simon's wife  is  custodian and  has sole voting and dispositive power and 2,000 shares held in trust for the benefit
     of Makayla G. Penny, daughter of Robert      C.  Penny  III, for  which Mr.
     Simon is  trustee  and has  sole voting  and dispositive  power. Mr.  Simon disclaims beneficial ownership of these shares.

(6) Includes 212,288 shares held in trust for the benefit of Shawn F. Seamans, Gary F. Seamans' son, for which Mr. Simon is trustee and has sole voting and dispositive power. Mr. Simon disclaims beneficial ownership of these shares.

(7)  Mr.  Seamans  retired  from  the Company  effective  April  1,  1998.   See
     "Mangement   Executive Officer Agreements."

(8)  Includes 105,644  shares  held in  trusts  for the  benefit of  J.  William
     Nelson's children for which Mr. Seamans is trustee and has sole voting and dispositive power. Mr. Seamans disclaims beneficial ownership of these shares.

(9) Mr. Benton resigned from the Company on June 15,1998 to pursue other business interests.

                     PROPOSAL NO. 1:  ELECTION OF DIRECTORS

     At the Annual Meeting, eight directors, constituting the entire Board of Directors of the Company, are to be elected to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. In December 1997, the Bylaws of Westell Technologies, Inc. were amended to increase the number of directors from 7 to 8.

     It is intended that the proxies (except proxies marked to the contrary) will be voted for the nominees listed below. It is expected that the nominees will serve, but if any nominee declines or is unable to serve for any unforeseen cause, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies.

NOMINEES

     The following table sets forth certain information with respect to the nominees, seven of whom are current members of the present Board of Directors. Mr. Robert Penny III has been nominated to fill a vacancy created by the retirement of Gary F. Seamans on April 1, 1998.

                               DIRECTOR
NAME AND AGE                    SINCE            PRINCIPAL OCCUPATION AND OTHER INFORMATION

Robert H. Gaynor (74)            1990            Robert H.  Gaynor has  served as  Chairman of the  Board since  December 1997. Mr.
                                                 Gaynor has served  as Vice Chairman of the Board  of Directors of the Company from
                                                 December  1991 to December  1997, and as  a director of the  Company since October
                                                 1990. For four years,  Mr. Gaynor served as Chairman  of the Rockhill Workshop, an international executive  conference at  the University  of Missouri, Kansas  City.
                                                 From 1958 to  1986, Mr. Gaynor  held a variety  of executive officer positions  at
                                                 AT&T.

Melvin J. Simon (53)             1992            Melvin J. Simon  has served as Assistant Secretary  and Assistant Treasurer of the
                                                 Company since July 1995 and as a  Director of the Company since August  1992. From
                                                 August  1992 to  July 1995,  Mr. Simon  served as  Secretary and Treasurer  of the
                                                 Company.  A Certified  Public  Accountant, Mr.  Simon  founded and  has served  as
                                                 President of Melvin J.  Simon & Associates, Ltd., a public accounting  firm, since
                                                 May 1980.

Stefan D. Abrams (59)            1994            Stefan D. Abrams has served  as a director of the Company since February 1994. Mr.
                                                 Abrams  has  been  a Managing  Director  of The  TCW  Group,  Inc.,  an investment management firm, since October 1992.

Michael A. Brunner (64)          1994            Michael A. Brunner has served  as a director of  the Company since December  1994.
                                                 From  May 1985 to February  1992, Mr. Brunner served as  President of AT&T Federal
                                                 Systems,  a division  of  AT&T. Mr.  Brunner  currently serves  as a  director  of
                                                 Concurrent  Computer Corporation, a  computer manufacturer, and as  a director and past Chairman  of the Leonard Center  for Excellence in  Engineering of Penn State
                                                 University.

Paul A. Dwyer (64)               1996            Paul A. Dwyer has served as  a director of the Company since January 1996 and as a director of Westell, Inc.,  a subsidiary of the Company, since November  1995. Mr.
                                                 Dwyer  has served  as  Vice President  -- Finance  of Henry  Crown and  Company, a
                                                 private investment firm, since February 1981.

Ormand J. Wade (59)              1994            Ormand J. Wade has served  as a director of the Company since December  1994. From
                                                 February 1987  to December  1992, Mr.  Wade served  as Vice  Chairman of Ameritech
                                                 Corp.  and from  January 1982 to  February 1987, as President  and Chief Executive
                                                 Officer  of  Illinois Bell  Telephone  Company.  Mr. Wade  currently  serves  as a director  of ITW  Corporation, a  manufacturer  of precision  engineered products,
                                                 Andrew  Corporation, a  manufacturer of  microwave and  peripheral  equipment, and
                                                 Northwestern  Memorial Hospital, and serves as  a member of the  Visiting Board of the University of Maine.

John W. Seazholtz (61)           1997            John W. Seazholtz  has served as director of  the Company since December 1997. Mr.
                                                 Seazholtz  has  served  as  President  and Chief  Executive  Officer  of  telesoft america,  inc., since  May 1998.  In April  1998, Mr.  Seazholtz retired  as Chief
                                                 Technology Officer - Bell Atlantic where he served since  June 1995 and previously served as  Vice  President Technology  and Information  Services -  Bell  Atlantic
                                                 since June 1993.  Mr. Seazholtz currently serves as a director of Odetics, Inc., a supplier of  digital  data management  products for  the security,  broadcast  and computer storage markets, and for ASC -  Advanced Switching Communications, an ATM
                                                 network equipment developer.

Robert C. Penny III (45)          *              Robert  C. Penny  III has  served as  managing partner  of P  F Management  Co., a private investment company, since May 1980.

________________________
*    Does not currently  serve as a director.   Mr. Penny has  been nominated to
  fill a vacancy created by the retirement of Gary F Seamans on April 1, 1998.


INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES:

     The Board of Directors held 18 meetings during fiscal 1998.   All directors
attended at least 75% of the aggregate number of such meetings and of meetings of Board committees on which they served in fiscal 1998.

     The Board of Directors has established five standing committees: the Audit Committee, the Compensation Committee, the Stock Incentive Committee, the Executive Committee and the Finance Committee.

     The Audit Committee (comprised of Messrs. Brunner (Chair), Abrams and Dwyer) met three times in fiscal 1998. The functions of the Audit Committee consist of recommending the appointment of auditors and overseeing the accounting and audit functions of the Company.

     The Compensation Committee (comprised of Messrs. Wade (Chair), Gaynor and Simon) met six times in fiscal 1998. The functions of the Compensation Committee consist of determining executive officers' salaries and bonuses. On March 25, 1998, Paul Dwyer replaced Robert Gaynor on the Compensation Committee.


     The Stock Incentive Committee (comprised of Messrs. Wade (Chair), Gaynor and Dwyer) met five times in fiscal 1998. The functions of the Stock Incentive Committee consist of administering and determining awards to be granted under the Company's 1995 Stock Incentive Plan and the Employee Stock Purchase Plan.

     The Executive Committee (comprised of Messrs. Gaynor (Chair), Wade and Simon) met three times in fiscal 1998. The Executive Committee has the authority to take all actions that the Board of Directors as a whole would be able to take, except as limited by applicable law. Mr. Wade replaced Mr. Seamans on the Executive Committee in December 1997.

     The Finance Committee (comprised of Messrs. Abrams (Chair), Gaynor and Simon) met six times in fiscal 1998. The functions of the Finance Committee consist of making recommendations to the Board of Directors as to financial matters and as to such matters as shall be referred to it by the Board of Directors. The Finance Committee also periodically reviews the investment policies and performance of the Company. Mr. Gaynor replaced Mr. Seamans on the Finance Committee in December 1997. On March 25, 1998, the Finance Committee was expanded to include Paul Dwyer.

     Directors who are not employees of the Company each receive $20,000 per year for services rendered as directors, except Mr. Gaynor who receives $100,000 per year as Chairman and Chief Executive Officer of the Company. In December 1997, outside directors were granted stock options that vest monthly over five years as follows for the following amount of shares: Mr. Gaynor: 50,000 shares; Mr. Simon: 50,000 shares; Mr. Abrams: 20,000 shares; Mr. Brunner: 20,000 shares; Mr. Dwyer: 20,000 shares; Mr. Wade: 20,000 shares and Mr. Seazholtz: 20,000 shares. In addition, all directors may be reimbursed for certain expenses incurred in connection with attendance at Board and committee meetings. Other than with respect to reimbursement of expenses, directors who are employees of the Company do not receive additional compensation for service as directors. In connection with his election as a director of Westell, Inc., a subsidiary of the Company, in November 1995, Mr. Dwyer was granted an option to purchase 89,900 shares of Class A Common Stock at an exercise price of $6.50 per share. Mr. Dwyer's options vest at a rate of 1,872 shares per month commencing January 1, 1996. Mr. Simon also receives $1,250 each quarter for his services as a director of Conference Plus, Inc., a subsidiary of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES.

EXECUTIVE OFFICERS

     The following sets forth certain information with respect to the current executive officers of the Company. Please refer to the information contained above under the heading "Directors" for biographical information of executive officers who are also directors of the Company.


Name                                                                                                       Age Position

Robert H. Gaynor  . . . . . . . .     74    Chairman of the Board of Directors, and Chief Executive Officer
Marc J. Zionts  . . . . . . . . .     36    Chief Executive Officer - Westell, Inc.
J. William Nelson . . . . . . . .     45    President and Chief Operating Officer-Westell, Inc.
Richard P. Riviere  . . . . . . .     43    Senior Vice President  of Transaction Services and  President and Chief Executive
                                            Officer - Conference Plus, Inc.
Melvin J. Simon . . . . . . . . .     53    Assistant Secretary, Assistant Treasurer and Director
Stephen J. Hawrysz  . . . . . . .     40    Vice President, Secretary, Treasurer and Chief Financial Officer
William Noll  . . . . . . . . . .     50    Senior Vice President of Product Development and Chief Technology Officer
                                            - Westell, Inc.
Marcus H. Hafner, Sr.   . . . . .     41    Executive Vice President Business Development and Corporate Strategy
                                            - Westell, Inc.


     Marc J. Zionts has served as Chief Executive Officer of Westell, Inc since December 1997. Mr. Zionts also served as Senior Vice President of DSL System Sales of Westell, Inc. from March 1997 to December 1997. Mr. Zionts joined the Company in April 1996 as Vice President and General Manager of DSL Sales and Marketing in the United States. Prior to joining the Company, Mr. Zionts was a founder and Executive Vice President of Communicate Direct, Inc., a systems integrator and developer of imaging technologies, from August 1987 to April 1996. Prior to August 1987, Mr. Zionts held a variety of marketing and sales positions with GTE.

     J. William Nelson has served as President - Westell, Inc. since March 1997 and assumed the role of Chief Operating Officer of Westell, Inc. in December 1997. Mr. Nelson served as President of U.S. Operations from April 1996 to March 1997 and as Executive Vice President and Chief Customer Satisfaction Officer of Westell, Inc. since July 1993. Mr. Nelson also has served as Senior Vice President and Chief Customer Satisfaction Officer of the Company from May 1991 to June 1993. Prior to joining the Company, Mr. Nelson held a variety of management positions, including Director of Large Account Sales and Director of Customer Service, at MCI Communications, Inc. from April 1986 to May 1991.

     Richard P. Riviere has served as Vice President of Transaction Services for the Company since July 1995 and as President and Chief Executive Officer of Conference Plus since October 1988.

     Stephen J. Hawrysz has served as Vice President and Chief Financial Officer of the Company since July 1993, as Secretary and Treasurer of the Company since July 1995 and as Vice President and Chief Financial Officer of Westell, Inc. since August 1990. A Certified Public Accountant, Mr. Hawrysz served in the Audit Division of Arthur Andersen LLP, a public accounting firm, from June 1980 to November 1989, and as Assistant Controller for Wisconsin Central Transportation Corporation, a regional railroad company, from November 1989 to August 1990.

     William J. Noll has served as Senior Vice President of Research and Development and Chief Technology Officer of Westell, Inc. since May 1997. Prior to joining the Company, Mr. Noll was Vice President and General Manager of Residential Broadband at Northern Telecom from October 1995 to May 1997. Mr. Noll held other various Vice President and Assistant Vice President positions at Northern Telecom from June 1988 to October 1996, and was Vice President Network Systems at Bell Northern Research from November 1986 to June 1988.

     Marcus H. Hafner, Sr. has served as Executive Vice President for Business Development and Corporate Strategy of Westell, Inc. since December 1997. Mr. Hafner served as Senior Vice President of Business Development from April 1996 to December 1997 and as Business Development Vice President of the Company from May 1995 to March 1996. Prior to joining the Company, Mr. Hafner was President and Chief Operating Officer of On-Demand Technologies, Inc., a broadband network systems provider, from April 1992 to April 1995, and a Senior Program Manager at E-Systems, Inc., an electronics company, from November 1990 to April 1992.

                             EXECUTIVE COMPENSATION

     The following table sets forth information for the fiscal years ended March 31, 1996, 1997 and 1998, with respect to all compensation paid or earned for services rendered to the Company by the Company's Chief Executive Officers and the Company's four other most highly compensated executive officers who were serving as executive officers at March 31, 1998 (together, the "Named Executive Officers").

                                                       SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION                LONG TERM
                                                                               COMPENSATION
 NAME AND PRINCIPAL                      SALARY     BONUS       OTHER          SECURITIES          ALL OTHER
 POSITION                     FISCAL       ($)       ($)        ANNUAL         UNDERLYING       COMPENSATION(2)
                              YEAR                          COMPENSATION       OPTIONS(1)             ($)
                                                              ($)               (SHARES)

 Robert H. Gaynor              1998    30,000         -        -               50,000                       -
     Chairman of the Board     1997    30,000         -        -                 -                          -
     and Chief Executive       1996    30,000         -        -                 -                          -
     Officer

 Marc J. Zionts                1998   154,808   144,000        -              250,000                   1,834
     Chief Executive           1997   114,583    46,500        -               40,000                      27
     Officer- Westell,         1996         -         -        -                 -                          -
     Inc.

 J. William Nelson             1998   180,385   144,000        -              210,000                   3,503
     President and Chief       1997   160,000    49,000    27,116 (3)          40,000                   2,284
     Operating Officer-        1996   152,000    69,600        -                 -                      4,435
     Westell, Inc.

 Richard P. Riviere            1998   140,000   103,894        -               12,000                   2,981
     Senior Vice President     1997   126,000    91,683        -               12,000                   1,969
     of Transaction            1996   120,000    20,712        -                 -                      2,802
     Services and Chief
     Executive Officer
     Conference Plus, Inc.

 Gary F. Seamans (4)           1998   300,000         -        -               75,000             764,904 (5)
     Former Chairman of        1997   275,000   133,000        -              150,000                   2,883
     the Board and Chief       1996   275,000   212,800        -                 -                      5,136
     Executive Officer

 Curtis L. Benton (6)          1998   160,000    78,300        -                 -                      3,385
     Former Executive Vice     1997   153,000    43,500        -               20,000                   3,302
     President and Chief       1996   153,000    69,600        -                 -                      6,454
     Administration
     Officer-Westell, Inc.


(1)  Stock options  granted during fiscal 1998 were  non-qualified stock options of Class A Common Stock and were issued under the 1995 Stock Incentive Plan of the Company.
(2)  Includes matching  contributions under the Company's  401(k) Profit Sharing
     Plan and life insurance premiums, for fiscal 1998 as follows:   Mr. Zionts:
     $1,722  and $112, respectively; Mr. Nelson:  $3,085 and $418, respectively;
     Mr. Benton:   $2,395 and $990, respectively; Mr. Riviere:  $2,797 and $184, respectively; and Mr. Seamans:  $4,034 and $870, respectively.
(3)  Includes  promotion  award  watch  valued   at  $15,215  and  the   related
     reimbursement for the tax gross-up of $10,355 on the award.
(4)  Mr. Seamans retired from the Company effective April 1, 1998.
(5)  Includes  $760,000  provided  to  Mr.   Seamans  in  conjunction  with  his
     retirement from the Company  and in consideration for Mr.  Seamans entering intononcompetition and non solicitation agreements. See "-Executive Officer
     Agreements."
(6)  Mr. Benton  resigned from  the Company effective  June 15,  1998 to  pursue other business interests.


     The following tables set forth the number of stock options granted to each of the Named Executive Officers during fiscal 1998 and the stock option exercises and exercisable and unexercisable stock options held by the Named Executive Officers as of March 31, 1998. For purposes of table computations the current fair market value at March 31, 1998 was equal to $13.219 per share.

                   STOCK OPTION GRANTS IN THE LAST FISCAL YEAR

                                                                                   POTENTIAL REALIZABLE VALUE
                                                                                               AT
                                                                                    ASSUMED ANNUAL RATES OF
                                INDIVIDUAL GRANTS                                   STOCK PRICE APPRECIATION
                                                                                        FOR OPTION TERM
                         NUMBER OF      PERCENT OF
                         SECURITIES       TOTAL
                         UNDERLYING      OPTIONS      EXERCISE OR
                          OPTIONS       GRANTED TO    BASE PRICE    EXPIRATION
         NAME            GRANTED(#)     EMPLOYEES      ($/SH)(1)        DATE          5%($)         10%($)
                                        IN FISCAL
                                          YEAR

 Robert H Gaynor           50,000(2)         2.40%       $15,6875       12/05/07      $493,289     $1,250,091
 Marc J. Zionts            50,000(3)         2.40%        12.5625         4/1/07      $396,469     $1,005,598
                           50,000(4)         2.40%        15.6875       12/05/07      $493,289     $1,250,091
                          150,000(5)         7.21%          10.75       12/23/07    $1,014,093     $2,569,910
 J. William Nelson         50,000(4)         2.40%        12.5625         4/1/07      $395,024     $1,001,069
                              60,000         2.89%        15.6875       12/05/07      $591,947     $1,500,110
                             100,000         4.81%        13.0625       12/31/07      $821,493     $2,081,826
 Richard P. Riviere        12,000(5)         0.58%        15.6875       12/05/07      $118,389       $300,022
 Gary F. Seamans(6)        75,000(6)         3.61%        12.5625         4/1/07      $592,536     $1,501,604
 Curtis L.                   -               -             -               -             -             -
 Benton(7)


_______________________

(1) Each exercise price is equal to the fair market value of the Common Stock on the date of grant.
(2) Option vests monthly in equal installments beginning January 1, 1998.
(3) 15,000 shares vest in 8 years or earlier subject to the Company meeting certain performance goals and the remaining shares vest in five equal annual installments beginning on the first anniversary of the option grant.
(4) 20,000 shares vest in 8 years or earlier subject to the Company meeting certain performance goals and the remaining shares vest in five equal annual installments beginning on the first anniversary date of the option grant.
(5) Option vests in five equal annual installments beginning on the first anniversary of the option grant.
(6) 15,000 shares became exercisable on April 1, 1998, and the remaining shares under this option terminated as a result of Mr. Seamans' retirement from the Company on April 1, 1998.
(7) Mr. Benton resigned from the Company effective June 15, 1998 and did not receive any options in fiscal 1998.



STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES


                                                        NUMBER OF
                                                       SECURITIES
                                                       UNDERLYING           VALUE OF
                           SHARES                      UNEXERCISED      UNEXERCISED IN-
                        ACQUIRED ON       VALUE        OPTIONS AT      THE-MONEY OPTIONS
                         EXERCISE #      REALIZED      FISCAL YEAR     AT FISCAL YEAR END
                                          ($)(1)        END (#)               ($)
                                                      (EXERCISABLE/      (EXERCISABLE/
         NAME                                        UNEXERCISABLE)    UNEXERCISABLE)(2)


 Robert H Gaynor             -              -          3,178/ 46,822                    -
 Marc J. Zionts              -              -          13,000/ 277,000    $31,531/ $512,855

 J. William Nelson           -              -         8,000/ 242,000      $28,250/ $161,446
 Richard P. Riviere          -              -          2,400/ 21,600       $8,475/ $33,900
 Gary F. Seamans             -              -         30,000/ 195,000    $105,939/ $472,978

 Curtis B. Benton            -              -          4,000/ 16,000      $14,125/ $56,501
_______________________

(1) Value is calculated by subtracting the exercise price per share from the fair market value at the time of exercise and multiplying this amount by the number of shares exercised pursuant to the stock option.
(2) Value is calculated by subtracting the exercise price per share from $13.219, the fair market value at March 31, 1998, and multiplying such amount by the number of shares subject to the option.


EXECUTIVE OFFICER AGREEMENTS

    Pursuant to an agreement dated September 13, 1988 between the Company and Richard Riviere, the Vice President of Transaction Services of the Company and President of Conference Plus, Inc., a subsidiary of the Company ("Conference Plus"), Mr. Riviere receives an annual base salary of not less than $75,000 during his employment with the Company. This agreement also provides Mr. Riviere with a right of first refusal with respect to the Company's interest in Conference Plus in the event the Company decides to sell such interest. In addition, after his employment with the Company terminates, Mr. Riviere has agreed not to compete with the Company for a period of two years.

     In June 1998, the Company entered into Severance Agreements with each Named Executive Officer and certain other executive officers of the Company (the "Severance Agreements"). The Severance Agreements provide that in the event such officer is terminated without Cause (as defined therein) or such officer resigns for Good Reason (as defined therein), the Company shall pay to such officer severance payments equal to such officer's salary and bonus for the fiscal year in which the termination occurs, and the Severance Agreements also provide for the payment of certain amounts upon the occurrence of certain events. The executive officers entering into the Severance Agreements agreed not to compete with the Company for one year in the event that their of termination entitles them to severance payments and not to solicit any Company employees for a period of one year after a termination of such officer's employment with the Company. The Company's severance payment obligations and an officer's right to this additional bonus shall terminate upon such officer's death, resignation without Good Reason, retirement or termination for Cause.

     In connection with Mr. Seamans' retirement from the Company in April 1998, the Company and Mr. Seamans entered into a retirement agreement (the "Retirement Agreement") in which the Company (i) provided to Mr. Seamans $760,000 and (ii) agreed to reimburse Mr. Seamans for certain income tax planning expenses incurred through December 31, 2000, in an amount not to exceed $25,000. Under the Retirement Agreement, Mr. Seamans agreed (i) not to compete with the Company for a period commencing upon the date of his retirement and ending December 31, 1999, (ii) not to solicit any current employees of the Company, and (iii) not to engage in any form of conduct that disparages or otherwise impairs the reputation, goodwill or commercial interests of the Company and its officers and directors.


                   COMPENSATION AND STOCK INCENTIVE COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION


     The Compensation Committee of the Board of Directors is responsible for the Company's executive compensation policies. It annually determines the compensation to be paid to the executive officers of the Company. The Compensation Committee has two outside directors. The Stock Incentive Committee administers and determines the awards to be granted under the Company's 1995 Stock Incentive Plan and the Employee Stock Purchase Plan.

OVERVIEW AND PHILOSOPHY

     The executive compensation program is intended to provide overall levels of compensation for the executive officers which are competitive for the industries and the geographic areas within which they operate, the individual's experience, and contribution to the long-term success of the Company. A leading consulting firm provides for the Compensation Committee's consideration information regarding executive compensation of companies that operate in similar industries. The Hambrecht & Quist Communications Index (see the Performance Graph) includes some of the companies which the Compensation Committee considers. The Compensation Committee believes that its task of determining fair and competitive compensation is ultimately judgmental.

     The executive compensation program is composed of base salary, annual incentive compensation, equity based incentives, and other benefits generally available to all employees.

BASE SALARY

     The base salary for each executive is intended primarily to be competitive with companies in the industries and geographic areas in which the Company competes. Surveys from outside firms and consultants are used to help determine what is competitive. In making annual adjustments to base salary, the Compensation Committee also considers the individual's performance over a period of time as well as any other information which may be available as to the value of the particular individual's past and prospective future services to the Company. This information includes comments and performance evaluations by the Company's Chief Executive Officer. The Committee considers all such data; it does not prescribe the relative weight to be given to any particular component.

ANNUAL INCENTIVE COMPENSATION

     Annual incentive compensation is ordinarily determined by a formula which considers the financial goals and objectives of the Company.

LONG-TERM INCENTIVES

     In general, both the Compensation Committee and the Stock Incentive Committee believe that equity based compensation should form a part of an executive's total compensation package. Stock options may be granted to executives in order to directly relate a portion of the executive's earnings to the stock price appreciation realized by the Company's stockholders over the option period. Stock options also provide executives with the opportunity to acquire an ownership interest in the Company. The number of shares covered by each executive's option will be determined by factors similar to those considered in establishing base salaries. In fiscal 1998, 967,000 stock options were granted to executive officers. Some of these options for key executives include vesting terms that are based upon the Company's meeting of certain performance criteria.

     In view of the departures of several executive officers in the last year, the Compensation Committee approved the Severance Agreements, which are described in the section "Management - Executive Officer Agreements," which contain one year noncompetition and nonsolicitation provisions.

OTHER

     Other benefits are generally those available to all other employees in the Company, or a subsidiary, as appropriate.


COMPENSATION FOR CHIEF EXECUTIVE OFFICER

     The Compensation Committee and the Stock Incentive Committee apply the same standards in establishing the compensation of the Company's Chief Executive Officer as are used for other executives. However, there are procedural differences. The Chief Executive Officer does not participate in setting the amount and nature of his compensation. For fiscal 1998, Gary Seamans received options to purchase 75,000 shares of Class A Common Stock. Mr. Seamans retired from the Company effective April 1, 1998. In consideration of Mr. Seaman's longstanding service with the Company, the Company entered into the Retirement Agreement, which is discussed in the section "Management - Executive Officer Agreements."

     The Compensation Committee does not expect that Section 162(m) of the Internal Revenue Code will limit the deductibility of compensation expected to be paid by the Company in the foreseeable future.

     This report is submitted by the Compensation Committee of the Board of Directors.

                           Respectfully Submitted By:

                           The Compensation Committee
                             Ormand J. Wade (Chair)
                                  Paul A. Dwyer
                                 Melvin J. Simon

                          The Stock Incentive Committee
                             Ormand J. Wade (Chair)
                                Robert H. Gaynor
                                  Paul A Dwyer




                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

     The Compensation Committee is currently composed of Messrs. Wade (Chair), Dwyer and Simon, the Assistant Secretary and Assistant Treasurer of the Company. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

     Since 1984, Melvin J. Simon & Associates, Ltd. has provided accounting and other financial services to the Company. Mr. Simon, a director and the Assistant Secretary and Assistant Treasurer of the Company and Co-Trustee of the Voting Trust, is the sole owner of Melvin J. Simon & Associates, Ltd. The Company paid Melvin J. Simon & Associates, Ltd. approximately $64,000, $44,000 and $66,000 in fiscal 1996, 1997 and 1998, respectively, for its services. The Company believes that these services are provided on terms no less favorable to the Company than could be obtained from unaffiliated parties.

     The Company has granted Robert C. Penny III and Melvin J. Simon, as Trustees of the Voting Trust, certain registration rights with respect to the shares of Common Stock held in the Voting Trust.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires that the Company's officers and directors, and persons who own more than ten percent of the Company's outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission. During fiscal 1998, to the knowledge of the Company, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with.


                                PERFORMANCE GRAPH

     The following performance graph compares the quarterly percentage change in the Company's cumulative total stockholder return on its Class A Common Stock with the cumulative total return of the Nasdaq Stock Market--U.S. Index and the Hambrecht & Quist Communications Index for the period commencing December 1, 1995 (the first day of trading of the Class A Common Stock on the Nasdaq National Market) and ending March 31, 1998. The stock price performance shown in the performance graph is not indicative of future stock price performance.











                                     [GRAPH]













* $100 INVESTED ON 12/01/95 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING MARCH 31.

                                                      TOTAL RETURN - DATA SUMMARY

                                                                                  CUMULATIVE TOTAL RETURN
                                                                           12/1/95    3/96   3/97    3/98

                       WESTELL TECHNOLOGIES INC.                WSTL           100     285    206     196

                       NASDAQ STOCK MARKET (U.S.)               INAS           100     105    116     176

                       H & Q COMMUNICATIONS                     IHQC           100      98     86     124


                                   ACCOUNTANTS

     Selection of independent auditors is made by the Board of Directors upon consultation with the Audit Committee. The Company's independent auditors for fiscal 1998 were Arthur Andersen LLP. The Board of Directors will vote upon the selection of auditors for the current fiscal year at a future Board meeting. Representatives of Arthur Andersen LLP will be present at the Annual Meeting with the opportunity to respond to appropriate questions and to make a statement if they desire to do so.


                          PROPOSALS OF SECURITY HOLDERS

     A stockholder proposal to be presented at the 1999 Annual Meeting must be received at the Company's executive offices, 750 North Commons Drive Aurora, Illinois 60504 by no later than April 9, 1999 for evaluation as to inclusion in the Proxy Statement in connection with such meeting.

     Stockholders wishing to bring a proposal before the 1999 Annual Meeting (but not include the proposal in the Company's proxy statement) must cause written notice of the proposal to be received by the Secretary of the Company at the principal executive offices of the Company in Aurora, Illinois, by no later than June 23, 1999, as well as comply with certain provisions of the Company's bylaws. In order for a stockholder to nominate a candidate for director, such notice must describe various matters regarding the nominee and the stockholder giving the notice, including such information as name, address, occupation and shares held. In order for a stockholder to bring other business before a stockholders meeting, the notice for such meeting must include various matters regarding the stockholder giving the notice and a description of the proposed business. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in the Company's proxy statement.


                              FINANCIAL INFORMATION

     The Company has furnished its financial statements to stockholders in its 1998 Annual Report, which accompanies this Proxy Statement. In addition, the Company will promptly provide, without charge to any stockholder, on the request of such stockholder, an additional copy of the 1998 Annual Report and the Company's most recent Form 10-K. Written requests for such copies should be directed to Westell Technologies, Inc., Attention: Stephen J Hawrysz, Vice President, Secretary, Treasurer and Chief Financial Officer, 750 North Commons Drive, Aurora, Illinois 60504; telephone number (630) 375-4129.


                    OTHER MATTERS TO COME BEFORE THE MEETING

     The Board of Directors of the Company knows of no other business which may come before the Annual Meeting. However, if any other matters are properly presented to the Meeting, the persons named in the proxies will vote upon them in accordance with their best judgment.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE.

                                   By Order of the Board of Directors

                                   STEPHEN J. HAWRYSZ
                                   Vice President, Secretary, Treasurer
                                   and Chief Financial Officer

Date: August 7, 1998



PROXY               WESTELL TECHNOLOGIES, INC.

     This Proxy is Solicited by the Board of Directors for the Annual Meeting of Shareholders, September 9, 1998, 10:00 a.m. local time, at the Westell Corporate Headquarters, 750 N. Common Drive, Aurora, IL 60504.

     The undersigned hereby appoints Robert H. Gaynor and Melvin J. Simon, and each of them, proxies with the powers the undersigned would possess if personally present, and will full power of substitution, to vote all Class A Common Stock and/or Class B Common Stock held of record by the undersigned in Westell Technologies, Inc., upon all subjects that may properly come before the Annual Meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card. If no directions are given, the proxies will vote in accordance with the Directors' recommendations on the subjects listed below and at their discretion on any other matter that may properly come before the Annual Meeting or any adjournment thereof.

     If you do not sign and return a proxy, or attend the Annual Meeting and vote by ballot, your shares cannot be voted, nor your instructions followed. Directors recommend a vote "FOR":

1.   ELECTION OF DIRECTORS
  / / FOR all nominees listed below     / / WITHHOLD AUTHORITY to vote (except
                                        as marked to the contrary) for all
                                        listed below

  NOMINEES:    STEFAN D. ABRAMS              ROBERT C. PENNY III
               MICHAEL A. BRUNNER            JOHN W. SEAZHOLTZ
               PAUL A. DWYER                 MELVIN J. SIMON
               ROBERT H. GAYNOR              ORMAND J. WADE
________________________________________________________________________________
INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided above.

                 (Continued, and to be signed on the other side)






2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

                                   Please sign exactly as name or names appear on this proxy, if stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title.

                                   Date:  ________________________________, 1998

                                   _____________________________________________
                                   Signature

                                   _____________________________________________
                                   Signature

                                   VOTES MUST BE INDICATED (X) IN BLACK